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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PROTECTIVE LIFE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
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March 21, 2003

Dear Share Owners:

        It is my pleasure to invite you to Protective's Annual Meeting of Share Owners. We will hold the meeting on Monday, May 5, 2003 at 10:00 a.m., CDT, at our Executive Offices in Birmingham, Alabama. In addition to considering the matters described in the Proxy Statement, we will review the major developments since our last Share Owners' Meeting.

        This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Protective. Also enclosed is the Company's 2002 Annual Report to Share Owners.

        Your vote is important to us, no matter how many shares you own. Share owners have a choice of voting over the Internet, by telephone or by using a traditional proxy card. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted your proxy.

        We look forward to your participation.

                Sincerely yours,

                John D. Johns
                Chairman of the Board, President and
                Chief Executive Officer

NOTICE OF 2003 ANNUAL MEETING OF SHARE OWNERS

Date:	Monday, May 5, 2003
Time:	10:00 a.m. CDT
Place:	Protective Life Corporation 2801 Highway 280 South Birmingham, Alabama 35223

Dear Share Owners:

        At the Annual Meeting, we will ask you to:

  -
  Elect 10 Directors

  -
  Approve the Company's Long-Term Incentive Plan

  -
  Ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Accountants

  -
  Transact any other business that may be properly presented at the meeting or, if this meeting is postponed for any reason, at a subsequently reconvened 2003 Annual Meeting of Share Owners.

        If you were a share owner of record at the close of business on March 7, 2003, you may vote at the Annual Meeting.

        The Annual Meeting may be postponed without notice other than an announcement at the meeting, and any business for which this notice is given may be transacted at a subsequently reconvened 2003 Annual Meeting of Share Owners.

        BY ORDER OF THE BOARD OF DIRECTORS

        Deborah J. Long, Secretary

March 21, 2003

TABLE OF CONTENTS

Letter from the Chairman, President and Chief Executive Officer

Notice of 2003 Annual Meeting of Share Owners

PROXY STATEMENT

        Your vote is very important. For this reason, the Board of Directors is requesting you to allow your Common Stock to be represented at the Annual Meeting by the Proxies named in the enclosed proxy card. Share owners also have a choice of voting over the Internet or by telephone. Please review your proxy card for the options available to you. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our Management. "We," "our," "Protective" and "the Company" each refers to Protective Life Corporation. The Proxy Statement is first being sent to our share owners on or about March 21, 2003.

GENERAL INFORMATION ABOUT VOTING

        Who Can Vote.  You are entitled to vote your Common Stock if our records show that you held shares as of March 7, 2003. At the close of business on March 7, 2003, 68,886,738 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

        Voting by Proxies.  If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the proxy card in the postage paid envelope which we have provided to you or by voting over the Internet or by telephone. Of course, you can always come in person to the meeting and vote your shares. If you mail in your proxy card or vote over the Internet or by telephone, the Proxies will vote your shares in accordance with your instructions. If you designate the Proxies without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors. We have not received notice and are not now aware of any other matters to be presented except those described in this Proxy Statement. If any matters not described in this Proxy Statement are presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed, the Proxies may vote your Common Stock on the new meeting date as well, unless you have revoked your proxy instructions.

        How You May Revoke Your Proxy Instructions.  If you give a proxy, you may revoke it at any time before it is exercised. To revoke your proxy instructions, you must execute and deliver a later-dated proxy (by sending another proxy card or by a subsequent Internet or telephone vote), or notify the Secretary in writing before the Annual Meeting that you have revoked your proxy, or attend the meeting and vote your shares in person.

        How Votes are Counted.  The Annual Meeting will be held if a quorum (a majority of the outstanding Common Stock entitled to vote) is represented at the meeting. If you have returned valid proxy instructions or if you attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all of the matters introduced at the meeting.

        "Broker Non-Votes" Also Count for Quorum Purposes.  If you hold your Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the nominee may vote on matters that the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes will count for purposes of determining a quorum. We will not count broker non-votes as votes for or against any proposal.

        Cost of This Proxy Solicitation.  We will pay the cost of the proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit share owners for the same type of proxy personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained ADP Investor Communications Services to forward proxy materials to the beneficial owners of stock held of record by brokers, custodians, and other nominees. We will, upon request, reimburse brokers, custodians and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

PROPOSAL 1: ELECTION OF DIRECTORS

        The entire Board of Directors, which on May 5, 2003 will consist of 10 members, will be elected at this Annual Meeting to hold office until the next Annual Meeting and the election of their successors. A. W. Dahlberg and Robert A. Yellowlees, who are currently directors of the Company, will retire from the Board of Directors at the Annual Meeting.

        Vote Required.  The affirmative vote of the holders of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote is required to elect directors. This means that if you abstain from voting, it has the same effect as if you voted against the proposal.

        Voting By the Proxies.  The Proxies will vote your Common Stock in accordance with your instructions. If you have not given specific instructions to the contrary, your Common Stock will be voted to approve the election of the nominees named in this Proxy Statement. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected, as permitted by our By-laws.

Information About the Nominees

        All of the nominees are currently directors. Each has agreed to be named in this Proxy Statement and to serve if elected. Mr. Johns is currently the only nominee with any position or office as an employee of the Company or any subsidiary. Each of the nominees with the exception of Dr. Portera who was elected in 2003, attended at least 75% of the meetings of the Board and the committees on which the nominee served during 2002. The following information was provided by the nominees as of the date of this Proxy Statement.

			Company Director Since
Name	Age	Principal Occupation and Directorships
William J. Cabaniss, Jr.	64	Chairman of the Board and Chief Executive Officer of Precision Grinding, Inc. (steel processing) and, formerly, its President and Chief Executive Officer and its President; Director, Precision Grinding, Inc.	1974	(a)
John J. McMahon, Jr.	60	Chairman of Ligon Industries, LLC (manufacturer of waste water treatment equipment, aluminum cast and hydraulic cylinders). Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing) and, formerly, its Chairman of the Board and its President; Director, Alabama National BanCorporation, National Bank of Commerce of Birmingham, John H. Harland Company, and ProAssurance Corporation.	1987
James S. M. French	63	Chairman of the Board and Chief Executive Officer of Dunn Investment Company (materials, construction, and investment holding company) and, formerly, its Chairman of the Board, President and Chief Executive Officer; Director, Energen Corporation, Regions Financial Corporation, and Hilb, Rogal and Hamilton Company.	1996

John D. Johns	51	Chairman of the Board, President and Chief Executive Officer of the Company and, formerly, its President and Chief Operating Officer; Director, National Bank of Commerce of Birmingham, Alabama National BanCorporation, John H. Harland Company and Genuine Parts Company. (b)	1997
Donald M. James	54	Chairman of the Board and Chief Executive Officer of Vulcan Materials Company (construction materials and chemicals) and, formerly, its President and Chief Executive Officer; Director, Vulcan Materials Company, SouthTrust Corporation and Southern Company.	1997
J. Gary Cooper	66	Chairman of the Board, Chief Executive Officer and co-founder of Commonwealth National Bank (banking and financial services); formerly, U.S. Ambassador to Jamaica (1994-1997); formerly, Senior Vice President, Volkert and Associates (engineering and architectural services) and formerly, its Vice President; Director, Commonwealth National Bank, GenCorp Inc., United States Steel LLC and PNC Financial Services Group.	1999
H. Corbin Day	65	Chairman of the Board of Jemison Investment Company, Inc. (diversified holding company and venture capital investment firm); Director, Hughes Supply, Inc, European Investors Holding, Inc. and Blount International, Inc.	2000
W. Michael Warren, Jr.	55	Chairman of the Board, President and Chief Executive Officer of Energen Corporation (diversified energy holding company) and Chairman and Chief Executive Officer of Alabama Gas Corporation and of Energen Resources, Inc.; formerly, President and Chief Executive Officer of Energen Corporation; Director, Energen Corporation and AmSouth Bank of Birmingham.	2001
Susan Molinari	45	President and Chief Executive Officer of The Washington Group (government relations and consulting firm); formerly, Chairman of Susan Molinari, L.L.C. (government affairs and communications) and Senior Public Affairs Consultant to Fleishman-Hillard (communications consulting) formerly, U.S. Congressional Representative (NY) (1990-1997).	2001
Malcolm Portera	57	Chancellor of the University of Alabama System; formerly, President of Mississippi State University and Vice Chancellor Emeritus of the University of Alabama System; Director, Alabama Power Company, Mississippi Power Company, Furniture Brands International, Inc. and UAB Health System.	2003

(a)	with the exception of the period November 1988 - February 1992
(b)	also a director and/or current officer of each principal Company subsidiary

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL 10 NOMINEES FOR DIRECTOR.

ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors.  The Board of Directors oversees the business and affairs of Protective and monitors the performance of Management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through reports from and discussions with the Chief Executive Officer and other key executives and, as necessary, the Company's outside advisors. The Board of Directors met six times in 2002.

        The Committees of the Board.  To assist in carrying out its duties and responsibilities, the Board of Directors has an Audit Committee, Finance and Investments Committee, Compensation and Management Succession Committee, and Board Structure and Nominating Committee, each composed of members of the Board of Directors. Each of the Committees reports its actions to the Board of Directors.

        The following table describes the functions and current membership of each Committee, as well as the number of meetings held in 2002.

AUDIT COMMITTEE - 4 Meetings in 2002
Functions	Members

Reviews internal controls, systems and procedures, accounting policies, and other items impacting the financial condition of the Company, including the Company's internal audit functions. It reviews the Company's audited consolidated financial statements with management and the Company's independent accountants before publication in the Annual Report to Share Owners and the Annual Report on Form 10-K; reviews and considers matters which may have a bearing upon continuing auditor independence; and recommends to the Board of Directors the selection of the independent auditors to examine the financial statements of the Company for the next year. It also reviews with the independent accountants their audit procedures, management letters, and other significant aspects of the audit made by the independent accountants. The Audit Committee has a formal written Charter, and the Committee has concluded that during 2002 it satisfied its responsibilities under the Charter regarding the Company's controls, internal audit functions and independent accountants. The report of the Audit Committee appears on page 26.
James S. M. French, Chairman
William J. Cabaniss, Jr.
J. Gary Cooper
H. Corbin Day
Donald M. James
Susan Molinari
W. Michael Warren, Jr.
The members of the Audit Committee are independent as provided for in the listing standards of the New York Stock Exchange, Inc.

FINANCE AND INVESTMENTS COMMITTEE - 4 Meetings in 2002
Functions	Members
Reviews and acts upon financial and investment matters, including borrowing and lending transactions entered into by the Company and its subsidiaries.
William J. Cabaniss, Jr.
J. Gary Cooper
A. W. Dahlberg
H. Corbin Day
James S. M. French
Donald M. James
John J. McMahon, Jr.
Susan Molinari
W. Michael Warren, Jr.
Robert A. Yellowlees
John D. Johns - ex officio
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE - 1 Meeting in 2002
Functions	Members

Reviews and approves the Company's base salary, annual bonus, and incentive compensation practices with respect to officers and key employees of the Company and its subsidiaries. It administers annual cash bonus and long-term stock-based incentive programs under the Company's Annual Incentive Plan and Long-Term Incentive Plan. This Committee is also responsible for recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise.	John J. McMahon, Jr., Chairman A. W. Dahlberg H. Corbin Day Donald M. James Robert A. Yellowlees
BOARD STRUCTURE AND NOMINATING COMMITTEE - 1 Meeting in 2002
Functions	Members

Charged with the broad responsibility of reviewing and advising the Board of Directors on the functions and procedures of the Board of Directors and its Committees, the compensation of the directors for service on the Board of Directors and its Committees, and the selection and tenure of directors. The Committee will consider share owner recommendations for director nominees in accordance with the Company's By-laws. See "Other Information" on page 28.	William J. Cabaniss, Jr., Chairman J. Gary Cooper James S. M. French Susan Molinari

DIRECTOR'S COMPENSATION

        Goal.  Protective feels that it is in the best interest of the Company to tie director compensation to your interests as share owners. Therefore, a significant percentage of director compensation is paid in the form of Common Stock.

        Fees.  Directors' fees, which are paid only to directors who are not Protective employees, are as set forth in the following table.

Director's Fee:	Amount:
Annual Board Membership Fee	$14,000 and 650 shares of Common Stock
Attendance Fee for Each Board Meeting
• Birmingham Directors	$1,500
• Non-Birmingham Directors	$2,600
General Attendance Fee for Each Committee Meeting	$1,200
Attendance Fee for the March Compensation and Management Succession Committee Meeting	$2,500

        Directors who do not reside in Birmingham also receive a $150 fee as travel expense reimbursement for attendance at Committee meetings when travel to Birmingham is for the special purpose of attending the meeting. The current non-Birmingham directors are Ms. Molinari and Messrs. Cooper, Dahlberg, Portera and Yellowlees.

        Deferred Compensation Plan for Non-Employee Directors.  Each year non-employee directors may elect to defer until a specified date all or any portion of their cash and/or Common Stock compensation. Cash amounts may be deferred into a Common Stock equivalent or an interest-bearing equivalent. Stock compensation may only be deferred as Common Stock equivalents. Amounts deferred into the interest-bearing equivalent under the plan are distributable in cash and amounts deferred as Common Stock equivalents are distributable as shares of Common Stock.

SECURITY OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL SHARE OWNERS

        The following table shows the number of shares of Common Stock and common stock equivalents beneficially owned as of March 7, 2003 (unless otherwise noted) by (i) each current director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all current directors and executive officers of the Company as a group, and (iv) persons the Company believes to be the beneficial owners of 5% or more of the Company's Common Stock.

	Amount and Nature of Beneficial Ownership (1)
					Percent of Class (1)
Name of Beneficial Owner	Sole Power		Shared Power (2)
William J. Cabaniss, Jr.	193,528		117,856		*
John J. McMahon, Jr.	17,948	(4)	77,938		*
A. W. Dahlberg	5,122	(4)	0		*
James S. M. French	10,979	(4)	25,800	(5)	*
Robert A. Yellowlees	16,444	(4)	0		*
John D. Johns	124,607	(3)	4,200		*
Donald M. James	10,468	(4)	0		*
J. Gary Cooper	2,350		0		*
H. Corbin Day	42,760	(4)	39,000	(6)	*
W. Michael Warren, Jr.	3,301	(4)	1,325		*
Susan Molinari	2,843	(4)	0		*
Malcolm Portera	169	(7)	0		*
R. Stephen Briggs	160,393	(3)	2,926		*
Jim E. Massengale	99,921	(3)	0		*
Allen W. Ritchie	265	(3)	0		*
Richard J. Bielen	47,891	(3)	0		*
All current directors and executive officers as a group (25 persons)	1,078,786	(8)(3)(4)	269,045	(2)	2.0%
AmSouth Bancorporation	0		5,520,931	(9)	8.0	% (9)
*	less than one percent

NOTES TO SECURITY OWNERSHIP TABLE:

(1)
The number of shares reported includes shares that are deemed to be beneficially owned under applicable regulations of the Securities and Exchange Commission. Under these regulations, a person is generally deemed to beneficially own shares as to which such person holds or shares, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2)
This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer (or the spouse of the director or officer) as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)
Includes shares allocated to accounts under the Company's 401(k) and Stock Ownership Plan as follows: Mr. Johns, 5,846 shares; Mr. Briggs, 32,709 shares; Mr. Massengale, 491 shares; Mr. Ritchie, 265 shares; Mr. Bielen, 12,194 shares; and all current directors and executive officers as a group, 104,898 shares.

Includes stock equivalents held under the Company's Deferred Compensation Plan for Officers or Producer Deferred Compensation Plan, entitling each participant to receive upon distribution a share of Common Stock for each stock equivalent. The number of stock equivalents included are as follows: Mr. Johns, 114,361; Mr. Briggs, 97,102; Mr. Massengale, 91,770; Mr. Bielen, 28,201; and all current directors and executive officers as a group, 591,873.

The reported amounts do not include the following stock appreciation rights ("SARs"): Mr. Johns, 500,000 SARs; Mr. Briggs, 85,000 SARs; Mr. Massengale, 55,000 SARs; Mr. Ritchie, 95,000 SARS; Mr. Bielen, 80,000 SARs; and all current directors and executive officers as a group, 942,500 SARs.

(4)
Includes stock equivalents held by certain directors under the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, entitling each such director to receive upon distribution a share of Common Stock for each stock equivalent. The number of stock equivalents included are as follows: Mr. McMahon, 17,948; Mr. Dahlberg, 5,122; Mr. French, 9,479; Mr. Yellowlees, 13,444; Mr. James, 9,468; Mr. Day, 5,760; Mr. Warren, 3,001; Ms. Molinari, 2,843; and all current directors and executive officers as a group, 67,065.

(5)
Includes 24,000 shares of Common Stock owned by Dunn Investment Company, of which Mr. French is Chairman of the Board and Chief Executive Officer.

(6)
Includes 5,000 shares of Common Stock owned by the Day Family Foundation, of which Mr. Day is a trustee, and 34,000 shares of Common Stock owned by Jemison Investment Company, of which Mr. Day is Chairman of the Board.

(7)
Dr. Portera was elected as a director of the Company, effective as of March 10, 2003. As of the date of this Proxy Statement, Dr. Portera had 169 stock equivalents under the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, entitling him to receive, upon distribution, a share of Common Stock for each stock equivalent.

(8)
Officers and directors do not own any stock of any affiliate of the Company, with one exception. Mr. Brent E. Griggs, an officer of the Company, owns 10 shares of stock in each of two Louisiana insurance affiliates for which he serves as a director, as required by Louisiana law.

(9)
AmSouth Bancorporation, AmSouth Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, has advised the Company that, in its capacity as a holding company, it may be deemed the beneficial owner, as of December 31, 2002, of 5,520,931 shares of Common Stock. AmSouth Bancorporation reported that it has no sole voting or investment power, but has shared voting power with respect to 5,006,769 shares, and shared investment power with respect to 5,102,470 shares. AmSouth Bank, AmSouth Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, a subsidiary of AmSouth Bancorporation, has advised the Company that, in its capacity as a bank fiduciary of various trusts and estates, it may be deemed the beneficial owner, as of December 31, 2002, of 5,520,931 shares of Common Stock. AmSouth Bank reported that it has no sole voting or investment power, but has shared voting power with respect to 5,006,769 shares, and shared investment power with respect to 5,102,470 shares. AmSouth Bank has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of Common Stock. AmSouth Bancorporation reported its beneficial ownership as of December 31, 2002 as 8.0%, which it has advised the Company includes beneficial ownership by its subsidiary, AmSouth Bank. The table shows the percentage based on 68,886,738 shares of Common Stock outstanding on March 7, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission ("SEC") showing changes in their beneficial ownership of Common Stock. We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that each of our directors and executive officers complied with reporting requirements in 2002, with the following exception. The Company inadvertently failed to file a timely report on behalf of Mr. Ritchie with respect to the SARS granted upon his commencement of employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of the Compensation and Management Succession Committee are Messrs. McMahon (Chairman), Dahlberg, Day, James and Yellowlees. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries or has any other relationship with the Company for which the SEC requires disclosure.

        [Balance of page intentionally left blank]

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executives") during or with respect to the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation
								Awards	Payouts
Name and principal position	Year	Salary ($) (1)(2)		Bonus ($) (1)(2)(3)		Other annual compensation ($)		Securities underlying Options/SARs (#) (1)	LTIP payouts ($) (1)(3)(4)		All other compensation ($) (5)
John D. Johns Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$ $ $	625,000 494,167 460,833	$ $ $	578,500 150,000 88,400	$ $ $	0 0 0	300,000 0 50,000	$ $ $	639,669 (6 361,697 433,076)	$ $ $	8,000 6,800 6,800
R. Stephen Briggs Executive Vice President, Individual Life	2002 2001 2000	$ $ $	337,500 321,667 304,167	$ $ $	205,000 110,900 154,300	$ $ $	0 0 0	30,000 0 0	$ $ $	184,813 (6 208,624 321,041)	$ $ $	8,000 6,800 6,800
Jim E. Massengale Executive Vice President, Acquisitions	2002 2001 2000	$ $ $	360,833 336,667 316,667	$ $ $	251,500 196,400 176,400	$ $ $	0 0 0	30,000 0 10,000	$ $ $	175,393 (6 177,446 256,080)	$ $ $	8,000 6,800 6,800
Allen W. Ritchie Executive Vice President, Chief Financial Officer (7)	2002 2001	$ $	366,667 122,051	$ $	181,100 52,500	$ $	0 25,000	30,000 50,000	$ $	224,288 (6 0)	$ $	8,000 0
Richard J. Bielen Senior Vice President, Chief Investment Officer and Treasurer	2002 2001 2000	$ $ $	265,000 237,500 222,833	$ $ $	136,600 113,400 79,800	$ $ $	0 0 0	15,000 0 0	$ $ $	102,275 (6 110,151 160,991)	$ $ $	8,000 6,800 6,800
(1)	For more information, see the "Compensation and Management Succession Committee's Report on Executive Compensation."
(2)	Includes amounts that the Named Executives may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.
(3)	Includes amounts that the Named Executives may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers.
(4)	For 2002, valued as of December 31, 2002. For more information, see the "Long-Term Incentive Plan—Awards In Last Fiscal Year" table.
(5)	Includes matching contributions to the Company's 401(k) and Stock Ownership Plan
(6)	Long-Term Incentive Plan compensation for 2002 is not yet determinable. The amount shown is the best estimate available as of the date of this Proxy Statement.
(7)	Mr. Ritchie began employment with the Company as its Executive Vice President and Chief Financial Officer on August 28, 2001.

      The following table sets forth information regarding stock appreciation rights granted to the Named Executives during 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Grant Date Value
Name	Number of Securities Underlying Option/SARs (1) (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (2)
John D. Johns	300,000	62.5%	$32.00	March 4, 2012	$2,325,000
R. Stephen Briggs	30,000	6.25%	$32.00	March 4, 2012	$232,500
Jim E. Massengale	30,000	6.25%	$32.00	March 4, 2012	$232,500
Allen W. Ritchie	30,000	6.25%	$32.00	March 4, 2012	$232,500
Richard J. Bielen	15,000	3.13%	$32.00	March 4, 2012	$116,250
(1)	The stock appreciation rights are exercisable after five years (earlier upon the death, disability or retirement of the executive or, in certain circumstances, upon a change in control of the Company). Unexercised rights expire upon termination of employment, and the amount received upon exercise of rights within the one-year period prior to termination are recoverable by the Company if the executive becomes employed by a competitor of the Company.
(2)	The stock appreciation rights were valued using a Black-Scholes option pricing model. Expected volatility was assumed to approximately equal that of the S&P Life Insurance Index or 24.6%. Other assumptions include a risk-free rate of 3.4%, a dividend yield of 2.0%, and an expected time of exercise of March 4, 2008.

      The following table sets forth information regarding the exercise of stock appreciation rights during 2002 by the Named Executives, and the value of the stock appreciation rights held by the Named Executives based on the value of the Common Stock as of December 31, 2002.

AGGREGATED FY-END OPTION/SAR VALUES

	Shares acquired on exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Name
John D. Johns			150,000/350,000	$1,512,375/$260,500
R. Stephen Briggs			40,000/30,000	$403,300/$0
Jim E. Massengale	18,768 (1)	$616,469 (1)	0/40,000	$0/$52,100
Allen W. Ritchie			0/80,000	$0/$0
Richard J. Bielen			15,000/15,000	$151,238/$0
(1)	Upon exercise of this stock appreciation right, Mr. Massengale received 12,006 shares of Common Stock, and cash equal to the value of 6,762 shares in payment of the tax withholding obligations with respect to such exercise.

      In 2002, the Compensation and Management Succession Committee awarded performance shares under the Company's 1997 Long-Term Incentive Plan to the Named Executives as indicated in the table below. These awards are generally payable, if at all, at the time the results of the comparison group of companies for the four-year period ending December 31, 2005 are known.

LONG-TERM INCENTIVE PLAN – AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock Price-Based Plans (in shares)
	Number of Shares, Units or Other Rights (#) (1)(2)	Performance or Other Period Until Maturation or Payout
			Threshold	Target	Maximum
Name
John D. Johns	100,000 shares	December 31, 2005	50,000	125,000	170,000
R. Stephen Briggs	5,210 shares	December 31, 2005	2,605	6,513	8,857
Jim E. Massengale	6,460 shares	December 31, 2005	3,230	8,075	10,982
Allen W. Ritchie	10,120 shares	December 31, 2005	5,060	12,650	17,204
Richard J. Bielen	3,850 shares	December 31, 2005	1,925	4,813	6,545
(1)	In the event of a change in control, payment will be made with respect to all outstanding awards based upon performance at the target level (which, for all outstanding awards, is deemed to be at the seventy-fifth percentile) or, if greater, performance as of the December 31 preceding the change in control.
(2)	Award is earned based on comparison of the Company's average return on average equity or total rate of return for a four-year period to a peer group. Below threshold (the median of the comparison group), no portion of the award is earned.

OTHER PLANS AND ARRANGEMENTS

        Retirement Benefits.  The table below illustrates the annual pension benefits payable to executive officers under the Protective Life Corporation Pension Plan. The table also reflects the Excess Benefit Plan that we have established to provide retirement benefits over the Internal Revenue Code limitations. Benefits in the table are not reduced by social security or other offset amounts. Since the benefits shown in the table reflect a straight life form of annuity benefit, if the payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.

PENSION PLAN TABLE

Remuneration	Years of Service
	15	20	25	30	35
$150,000	$32,702	$43,603	$54,504	$65,405	$76,306
200,000	44,702	59,603	74,504	89,405	104,306
250,000	56,702	75,603	94,504	113,405	132,306
300,000	68,702	91,603	114,504	137,405	160,306
400,000	92,702	123,603	154,504	185,405	216,306
500,000	116,702	155,603	194,504	233,405	272,306
750,000	176,702	235,603	294,504	353,405	412,306
1,000,000	236,702	315,603	394,504	473,405	552,306
1,250,000	296,702	395,603	494,504	593,405	692,306
1,500,000	356,702	475,603	594,504	713,405	832,306
1,750,000	416,702	555,603	694,504	833,405	972,306
2,000,000	476,702	635,603	794,504	953,405	1,112,306

        Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions, performance share awards and amounts received upon the exercise of stock appreciation rights, and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred) may be included in determining average compensation.

        The Named Executives and their credited years of service as of March 7, 2003 are shown in the following table.

Name	Years of Service
John D. Johns	9
R. Stephen Briggs	30
Jim E. Massengale	20
Allen W. Ritchie	1
Richard J. Bielen	12

        Employment Continuation Agreements.  The Company has entered into Employment Continuation Agreements with each of the Named Executives which provide for certain benefits in the event such executive's employment is actually or constructively (by means of a reduction in duties or compensation) terminated following certain events constituting a "change in control." Such benefits include (i) a payment equal to three times the sum of the annual base salary in effect at the time of the change in control and the average Annual Incentive Plan bonus for the three years preceding the change in control; (ii) continuation (for up to twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on credited service); and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S
REPORT ON EXECUTIVE COMPENSATION

        The Compensation and Management Succession Committee ("Committee"), which consists solely of independent non-employee directors, reviews and approves the Company's base salary, annual bonus, and incentive compensation practices with respect to the Chief Executive Officer and other officers and key employees of the Company and its subsidiaries. The Committee has furnished the following report on executive compensation for 2002.

Compensation Policy

        Under the supervision of the Committee, the Company has developed and implemented compensation policies and programs designed to add share owner value by aligning the financial interests of the Company's executive officers with those of share owners. The strategy of the compensation program is to relate compensation to measurable business objectives and performance, and provide incentives to officers and key employees who contribute to the success of the Company. Growth in earnings per share, return on average equity and total rate of return are the principal measures of Company performance employed by the Committee.

        The compensation package for the Chief Executive Officer and all other executive officers is comprised of three components: base salary, annual incentive awards and long-term equity-based incentives.

        The Company has adopted SFAS No. 123. Accordingly, the Company's net income has been reduced by the estimated cost of long-term equity-based incentive and other compensation, and the performance criteria under the Annual Incentive Plan and the Long-Term Incentive Plan reflect accruals for estimated compensation to be awarded under the Plans.

Salary

        The Committee utilizes an independent compensation consultant to provide competitive compensation data for executive officers. Through the consultant, the Committee accesses multiple compensation survey sources to review the pay practices of other life insurance companies and to establish salary ranges for executive officers. Some of the companies in the peer group listed on page 18 are included in the compensation surveys.

        The Committee's compensation strategy for executive officers has generally been to pay salaries at or near the median which, when supplemented by an Annual Incentive Plan award, will produce total cash compensation commensurate with the Company's performance as compared to a peer group of companies.

        Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies (adjusted for size) help determine where an officer's salary falls within the range. For the Chief Executive Officer, the Committee also considers Company performance when setting the appropriate base salary level. No specific weights are given to any of the factors considered by the Committee. The Committee established Mr. Johns's annual base salary as President and Chief Executive Officer at $650,000 effective March 1, 2002, based upon the factors described above.

Annual Incentive Awards

        The Company has had an annual cash bonus plan since 1973. The Annual Incentive Plan ("AIP") was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves the annual bonus paid to each of the executive officers, including the Chief Executive Officer. Currently, there are 285 employees in the AIP, including the Chief Executive Officer. Each employee is assigned a target bonus percentage which ranges from 4% to 100% of salary. Bonus payments, when made, may range from 33% to 200% of the target. The Committee is authorized to determine the percentage of AIP bonuses earned and may direct that no AIP bonuses be paid.

        An individual's AIP bonus is based upon Company performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities that are consistent with overall Company objectives. The Chief Executive Officer's AIP bonus is based solely on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting. For the other executive officers, 10% to 100% of their respective AIP bonuses is based upon Company performance which, for 2002, was measured by the Company's operating earnings per share.

        Under the terms fixed by the Committee, Mr. Johns would earn a target AIP bonus of 100% of base salary if the Company's 2002 operating earnings per share (excluding the effect of one-time non-recurring charges) were $2.51. A maximum bonus, 200% of target or 200% of base salary, would be paid if the Company's operating earnings per share were $2.60. A threshold bonus, 33% of target or 33% of base salary, would be paid if the Company's operating earnings per share were $2.45, and no bonus would be paid if the Company's operating earnings per share were below $2.45. The Company's 2002 operating earnings per share of $2.50 resulted in Mr. Johns earning an AIP bonus of 89% of base salary, or $578,500.

Stock Incentive Awards

        The Company's Long-Term Incentive Plan was initially adopted in 1973 by share owners to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase share ownership in the Company. Under the Long-Term Incentive Plan, officers and key employees of the Company and its subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, may be awarded stock-based incentive compensation. In 2002, the Committee awarded performance shares and stock appreciation rights to the Chief Executive Officer and other officers and key employees

        The number of performance shares awarded in 2002 was determined by multiplying the employee's award percentage times such employee's base salary plus target AIP bonus, divided by an average price of a share of Common Stock. Each employee was assigned an award percentage that ranged up to 100% in 2002, to provide long-term compensation which is competitive to that offered to persons performing similar functions at insurance companies of comparable size. Mr. Johns' 2002 award percentage was 100%. For 2002, a total of 192,360 performance shares was awarded to Mr. Johns and 45 other participants. The award to Mr. Johns of 100,000 performance shares took into account the formula described above (which provided for an award of 23,740 performance shares) plus additional shares in recognition of his attaining the position of Chief Executive Officer.

        The criterion for payment of performance share awards is based upon a comparison of the Company's average return on average equity and total rate of return for an award period to that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The criterion provides for payment if the Company achieves its comparison levels with respect to either average return on average equity or total rate of return. The comparison group of companies is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results," each having net worth in excess of $100 million, ranked according to net worth (see page 18). If a company in the comparison group is acquired or exits the insurance industry during the award period, such company is ranked below the Company for comparison purposes. If the Company's four-year results are below the median, or threshold, of the comparison group, no portion of the award is earned. If the Company's four-year results are at the median, 50% of the award is earned. Company results at target, or the top 25% of the comparison group, would result in up to 125% of the award being earned for each executive officer. Company results in the top 10% would result in up to 170% of the award being earned for each executive officer. Mr. Johns' awards earn out at 125% and 170% at the target and maximum levels, respectively.

        If an award is earned (based on the conditions determined by the Committee at the time of the award), unless the employee elects to defer receipt under the Deferred Compensation Plan for Officers, the employee receives payment (in cash approximately equal to the income tax withholding obligation on the award and the balance in Common Stock) of all or part of the award four years after the award date.

        Results for the four-year award period ending in 2002 are unavailable at this time. Based upon information available as of the date of this Proxy Statement, it is anticipated that with respect to the 1999 awards, the Company's 2002 results will place the Company in the top 12% of the comparison group which would entitle Mr. Johns to approximately $639,699 in shares of Common Stock and cash as determined by the Committee, representing 163% of his 1999 performance share award.

        During 2002, the Committee awarded 480,000 stock appreciation rights to ten participants, including the Chief Executive Officer. The purpose of these awards was to assure an overall level of compensation consistent with the Committee's previously stated compensation strategy and to align more fully compensation incentives with the realization of share owner value. The awards were designed to provide additional long-term incentive compensation based solely on the performance of the Company's Common Stock. In addition, a five-year cliff vesting schedule was established (subject to acceleration in the event of death, disability or retirement and, in certain circumstances, a change in control of the Company) in order to strengthen the retention value of such awards. Upon exercise, each stock appreciation right will entitle the holder to the difference, payable in stock (and an amount in cash approximately equal to the income tax withholding obligation due upon exercise), between the base price of $32.00 and the value of the Company's Common Stock at the time of exercise. Mr. Johns received an award of 300,000 stock appreciation rights in recognition of his assumption of the duties of the Chief Executive Officer of the Company.

Limits to Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code provides that the Company may be limited in deducting annual compensation in excess of $1 million paid to certain executive officers, unless the payments are made under qualifying performance-based compensation plans which meet certain requirements set forth in Section 162(m). The Committee has considered the effect of Section 162(m) on the Company's compensation program to develop its policy with respect to the deductibility of executive compensation. The Company's executive compensation plans have previously been approved by share owners and are designed to comply with the Section 162(m) requirements. To ensure that performance based compensation paid by the Company generally remains deductible, the Company is again seeking share owner approval of the Long-Term Incentive Plan at the Annual Meeting as periodically required under Section 162(m). It is the Committee's position that in administering the "performance based" portion of the compensation program for executives, it will attempt to comply with the requirements of Section 162(m). However, the Committee believes that in certain circumstances it may be in the best interests of the Company and its share owners to retain the flexibility to exercise its judgment in accessing executive performance and setting compensation for executive officers. Should compliance with Section 162(m) conflict with its Compensation Policy or with what the Committee believes to be in the best interests of share owners of the Company, the Committee will act in accordance with its Policy notwithstanding the effect such action may have on the deductibility of compensation in any given year.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
John J. McMahon, Jr., Chairman H. Corbin Day A. W. Dahlberg Donald M. James Robert A. Yellowlees

PERFORMANCE COMPARISON

        The following graph compares total returns on the Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). The graph assumes $100 invested on December 31, 1997 and that all dividends were reinvested. Points on the graph represent performance as of the last business day of each of the years indicated.

Comparison of 5 Year Cumulative Total Return
Among Protective Life Corporation
the S&P Index and a Peer Group

        The companies included in the Peer Group index are generally the same as those companies included in the Company's 2002 comparison group of companies for awards under the 1997 Long-Term Incentive Plan. The index is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results," each having net worth in excess of $100 million, ranked according to net worth. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are shown in the following table.

  Aetna Inc
  AFLAC, Inc.
  Alfa Corporation
  Allmerica Financial Corporation
  Allstate Corporation
  American International Group, Inc.
  American National Insurance Company
  AmerUS Group Co.
  Annuity and Life Re (Holdings), Ltd.
  Aon Corporation
  CIGNA Corporation
  CNA Financial Corporation
  Conseco, Inc.
  Delphi Financial Group, Inc.
  FBL Financial Group, Inc.
  Great American Financial Resources, Inc.
  The Hartford Financial Services Group, Inc.
  Independence Holding Company
  Jefferson-Pilot Corporation
  John Hancock Financial Services, Inc.
  Kansas City Life Insurance Company

  Lincoln National Corporation
  MetLife, Inc.
  The MONY Group Inc.
  National Western Life Insurance Company
  Nationwide Financial Services, Inc.
  Old Republic International Corporation
  Penn Treaty American Corporation
  The Phoenix Companies
  Presidential Life Corporation
  Principal Financial Group, Inc.
  Protective Life Corporation
  Prudential Financial, Inc.
  Reinsurance Group of America, Inc.
  Scottish Annuity and Life Holdings, Ltd.
  StanCorp Financial Group, Inc.
  Torchmark Corporation
  United Insurance Companies, Inc.
  Unitrin Incorporated
  Universal American Financial Corporation
  UNUMProvident Corporation

        The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. American General Corporation and Liberty Financial Companies, Inc. were deleted because they were either acquired by another company or exited the insurance industry. The Phoenix Companies, Principal Financial Group, Inc., Prudential Financial, Inc. and Scottish Annuity and Life Holdings, Inc. were added to the Peer Group index because they were among the 40 largest companies. As disclosed in the "Compensation and Management Succession Committee's Report on Executive Compensation," the Company's long-term incentive compensation is based upon comparisons of the Company's average return on average equity (in addition to total return) to that of a comparison group of companies. The following table sets forth the return on average equity and average return on average equity for the Company and the median for the applicable comparison group of companies.

	Protective Life Corporation
Year			Comparison Group Median (1)
	ROE (2)	Average ROE (3)	ROE (2)		Average ROE (3)
2002	12.5%	13.6%	7.2%	(4)	5.2%	(4)
2001	7.8	13.8	6.6		6.2
2000	14.2	16.0	9.5		7.9
1999	15.9	16.6	10.0		7.7
1998	16.8	17.1	12.0		11.6
(1)	The median is the middle value in a distribution, above and below which lie an equal number of values. Companies in the comparison group that have been acquired or have exited the insurance industry have been ranked below the median.
(2)	Return on average equity for the year shown. Average equity excludes net unrealized gains and losses on investments.
(3)	Average return on average equity for the four-year award period ending with the year shown. Excludes the effect of one-time non-recurring charges as provided by the terms of the 1997 Long-Term Incentive Plan.
(4)	The 2002 comparison group median is not yet determinable. The percentage shown is the best estimate available as of the date of this Proxy Statement.

PROPOSAL 2: APPROVE THE COMPANY'S LONG-TERM INCENTIVE PLAN

Introduction

        The Company's 1997 Long-Term Incentive Plan (the "1997 Plan") was originally adopted by the Board of Directors and approved by the share owners (as the Protective Life Corporation 1997 Performance Share Plan) in 1997, and was amended by the Board of Directors and reapproved by the share owners in 1998. In March 2003, the Board of Directors amended and restated the 1997 Plan effective as of May 5, 2003 (subject to the approval of the share owners), and renamed the plan the Protective Life Corporation Long-Term Incentive Plan (the "Plan").

        The purpose of the Plan is to further the long-term growth of the Company's profitability by offering long-term incentives to key employees of the Company who will be largely responsible for such growth. As set forth in the following proposal, the Board of Directors amended the Plan, and is seeking share owner approval of the Plan, in order to (1) continue to qualify certain compensation payable thereunder for deductibility by the Company for federal income tax purposes, (2) change the number of awards that may be made to any participant from awards with respect to 400,000 shares of Common Stock in any 12-month period to awards with respect to 400,000 shares of Common Stock in any calendar year, (3) increase the total number of shares authorized for issuance under the Plan by 2,500,000, (4) delete the provisions authorizing the grant of deferred stock and deferred stock units, (5) expressly prohibit reduction of the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights (except as necessary to reflect stock splits and other changes affecting the Common Stock), and (6) make clarifying and technical amendments to the Plan.

        The Plan, as currently in effect and as amended, has been designed to preserve the tax deductibility of awards made to certain executive officers. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits to $1 million the annual federal income tax deduction the Company and its subsidiaries can take with respect to the compensation of each of certain executive officers, unless the compensation is "performance-based" or certain other exemptions apply. To qualify as performance-based, compensation must be paid pursuant to a plan or program that meets certain Code requirements and has been approved by the Company's share owners. Under Section 162(m) of the Code, share owners must reapprove the performance criteria set forth in the Plan every five years in order for the compensation that is paid thereunder to remain exempt from the limits imposed by Section 162(m).

        If share owners approve the Plan, the shares remaining available for issuance under the 1997 Plan as of May 5, 2003 will remain available for issuance under the Plan. If share owners do not approve the Plan, the 1997 Plan will remain in effect in its current form, as previously authorized by the share owners.

        The principal features of the Plan are summarized below. This description is subject to the terms of the Plan, which was filed with the Securities and Exchange Commission as an appendix to this Proxy Statement and may be obtained through the Internet from the "EDGAR database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (http://www.sec.gov). The existence of the Plan shall not preclude the Company from providing additional compensation to Plan participants or to other employees.

Vote Required

        To approve the Company's Long-Term Incentive Plan, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHARE OWNERS VOTE "FOR" THE APPROVAL OF THE PROTECTIVE LIFE CORPORATION LONG-TERM INCENTIVE PLAN.

Material Terms of the Plan

        Eligibility.  The Plan authorizes the Compensation and Management Succession Committee of the Board of Directors (the "Committee") to make awards representing shares of Common Stock to officers and other key employees of the Company and its subsidiaries, including all of the Company's Named Executives. The number of eligible participants in the Plan will vary from year to year at the discretion of the Committee. During 2002, approximately 46 employees (including all of the Named Executives) received awards under the Plan and it is expected that approximately the same number of employees will be eligible for awards under the Plan in 2003.

        Shares Available.  The maximum number of shares of Common Stock that may be issued under Plan after May 5, 2003 is 2,500,000 shares plus the number of shares previously authorized for issuance under the 1997 Plan which have not been issued (3,784,818 shares as of March 7, 2003, including 2,382,985 shares reserved for issuance under outstanding awards under the Plan). No participant may be granted awards with respect to more than 400,000 shares of Common Stock in any calendar year, and no more than 400,000 of the aggregate number of shares available may be awarded as restricted stock or restricted units. The shares may be unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Common Stock, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of shares and price under all outstanding grants made before the event. If shares under a grant are not issued, those shares will again be available for inclusion in future grants. Payment of cash in lieu of shares generally will not be considered an issuance of shares of Common Stock, except in the case of the exercise of a stock appreciation right granted in tandem with a stock option

        Administration.  The Plan is administered by the Committee, which shall at all times consist of at least two directors each of whom is an "outside director" for purposes of Section 162(m) of the Code and a "non-employee" director within the meaning of Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as amended. The Committee has the authority to determine (1) which eligible employees will be participants, (2) the performance objectives with respect to any awards made under the Plan, (3) subject to the limitations set forth in the Plan, the terms and conditions of all awards made thereunder, and (4) subject to the maximum limitations set forth in the Plan, the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

        Awards.  The Committee has the authority to grant the following type of awards under the Plan: (1) performance shares; (2) stock options; (3) stock appreciation rights ("SARs"); (4) restricted stock; and (5) restricted units. Each of these awards may be granted alone, in conjunction with, or in tandem with other awards under the Plan.

        Performance Shares.  The Committee may award performance shares with respect to a multi-year performance period (the "Performance Period") and pursuant to performance objectives (the "Performance Objectives") it shall establish. The Performance Objectives may be based upon any of (1) income per share, (2) return on equity, (3) economic value added, (4) total return, (5) sales or revenues, or (6) other reasonable bases, provided that unless the Committee otherwise determines at the time of the grant of performance shares to an executive officer, the Performance Objectives with respect to the award shall be related to at least one of the criteria established in (1) through (5), which may be determined solely by reference to the performance of the Company (or a subsidiary or division thereof) or on comparative performance relative to other companies. The Performance Objectives selected by the Committee for each Performance Period will be established before the beginning of such Performance Period (or at such later time as may be permitted under Section 162(m) of the Code). The Committee will determine whether the applicable Performance Objectives have been attained, in whole or in part, after the end of the relevant Performance Period. The Committee has the discretion to reduce the amount that would otherwise be payable under the terms of a performance share award.

        If the Committee determines that the Performance Objectives for a Performance Period have been attained, a participant will be entitled to receive, as soon as practicable after such determination has been made, a payment equal to the value of one share of the Company's Common Stock for each performance share earned with respect to such Performance Period. Payment of awards shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the Federal, state and local taxes required to be withheld as a result of such payment. If the Board terminates the Plan, participants will receive a pro-rata payment with respect to any outstanding performance shares based on the elapsed portion of each Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date.

        Stock Options.  The Committee may grant non-qualified stock options and options qualifying as incentive stock options under the Code ("ISOs"). ISOs and non-qualified stock options may be granted for such number of shares as the Committee shall determine. The option price of either a non-qualified stock option or an ISO will not be less than the fair market value of the underlying Common Stock on the date of grant. To exercise an option, the grantee may pay the option price in cash or, if permitted by the Committee, by delivering other shares of Common Stock or by authorizing a third party to sell a portion of the shares of Common Stock acquired upon option exercise and remitting to the Company an amount equal to the exercise price.

        The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. Unless otherwise determined by the Committee, options will become exercisable in three equal installments on each of the first three anniversaries of the date of grant. The Committee may accelerate the exercisability of options.

        Stock Appreciation Rights.  The Committee may grant an SAR in conjunction with an option granted under the Plan or independent of any option. The Committee will determine the time or times at which an SAR may be exercised. SARs may be exercised in installments, and the Committee may accelerate the exercisability of SARs. Unless otherwise determined by the Committee, SARs will become exercisable in three equal installments on each of the first three anniversaries of the date of grant. The Committee may grant SARs which become exercisable only in the event of a change in control of the Company and may provide that such SARs are cashed out on the basis of the change in control price, as such terms are defined in the Plan. If a grantee exercises an SAR, the grantee will generally receive a payment equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised at the time of exercise over the price of such shares as fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares, or in a combination of cash and shares as determined by the Committee.

        Restricted Stock Grants.  The Committee may also award shares of Common Stock under a restricted stock grant. The grant will set forth a restriction period (including, without limitation, a specified period of time or a period related to the attainment of performance goals) during which the shares of restricted stock granted will remain subject to forfeiture. Unless otherwise determined by the Committee, restricted stock awards shall become vested in five equal installments on each of the first five anniversaries of the date of grant; provided, however, that no restricted stock awards shall vest any earlier than the first anniversary of the date of grant other than in the event of a change in control. The grantee cannot dispose of the shares prior to the expiration of the restriction period. During this period, the grantee will generally have all the rights of a share owner, including the right to vote the shares and receive dividends. Each certificate will bear a legend giving notice of the restrictions in the grant.

        Restricted Units Grants.  The Committee may grant awards of restricted units, which grant will set forth the terms of a restriction period in the same manner as those applicable to the grant of restricted stock. No shares of Common Stock will actually be issued to a participant at the time a restricted unit award is made. Instead, the Company will establish a separate account for the participant and will record in such account the number of restricted units awarded to the participant. The account of each recipient of a restricted unit award will be credited with amounts equal to any dividends paid by the Company with respect to the corresponding number of shares of Common Stock ("dividend equivalents"). Such dividend equivalents will be credited as additional restricted units. The participant will be entitled to receive, upon termination of the restricted period, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit") then credited to the recipient's account (or, at the discretion of the Committee, cash in lieu thereof) plus any dividend equivalents with respect to such vested units.

        Termination of Employment.  If a participant's employment is terminated by death, disability or by retirement on or after normal retirement age or prior to normal retirement age at the request of the Company, such participant will receive a pro-rata payment with respect to any outstanding performance shares based on the period of employment during the applicable Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date. If a participant's employment is terminated by reason of (1) retirement prior to normal retirement age at the request of the participant and approved in writing by the Company, (2) the divestiture of a business segment or a significant portion of the assets of the Company, or (3) a significant reduction by the Company in its work force, the determination of whether any payment with respect to any unvested portion of an award shall be at the discretion of the Committee. If a participant's employment is terminated for any other reason, any unvested portion of a participant's performance share award will be forfeited.

        In the event of termination of employment by reason of retirement, long-term disability or death, any restrictions on restricted units or shares of restricted stock shall lapse and any option or SAR may thereafter be exercised in full (for a period of three years in the event of retirement and for a period of one year in the event of disability or death (or, in each case, such shorter period as the Committee shall determine at grant)), subject to the stated term of the option or SAR. If the Company terminates a participant's employment for cause, all outstanding options, SARs, restricted stock and restricted units will be forfeited. In the event of termination of employment for any reason other than retirement, disability or death or for cause, any options and SARs will be exercisable, to the extent exercisable at the date of termination, for a period of 90 days, and any restricted units or shares of restricted stock then outstanding as to which the period of restriction has not lapsed will be forfeited.

        Change in Control Provisions.  The Plan provides that, except as provided below, in the event of a "Change in Control" (as defined in the Plan), (1) all SARs will become immediately exercisable; (2) the restrictions and deferral limitations applicable to outstanding restricted unit and restricted stock awards will lapse and the shares in question will fully vest; and (3) each option shall be cancelled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) for Common Stock during the preceding 60-day period over the exercise price for such option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his or her prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of a Change in Control. In the event of a Change in Control, each participant shall be deemed to have earned performance shares with respect to all outstanding awards based upon performance as of the December 31 preceding the date of the Change in Control, provided that the number of performance shares earned shall never be less than the aggregate number of performance shares at the target performance level with respect to all such outstanding awards. Each performance share so earned shall be canceled in exchange for a payment in cash of an amount equal to the greater of the value of the Common Stock immediately preceding the Change in Control or the value as determined in connection with the Change in Control.

        Amendment and Termination.  The Board may terminate or suspend the Plan at any time, but such termination or suspension shall not affect any awards then outstanding under the Plan. Unless terminated earlier by action of the Board, the Plan will continue in effect until December 31, 2012, but awards granted prior to such date shall continue in effect until they expire in accordance with their terms. The Board may also amend the Plan as it deems advisable, provided that share owner approval is required for any amendment that would increase the number of shares subject to the Plan (except as permitted for stock splits, stock dividends and other relevant changes affecting the Common Stock), change the exercise price at which options may be granted or the base price at which SARs may be granted, change the definition of performance share, or remove administration of the Plan from the Committee. The Board presently intends to submit all material amendments to the Plan to the share owners for their approval to the extent required by Section 162(m) of the Code. The Committee may amend the terms of any outstanding award, retroactively or prospectively, but no such amendment shall adversely affect any such award without the participant's consent, and no amendment may reduce the exercise price of an outstanding option or the base price of an outstanding SAR (except as permitted for stock splits, stock dividends and other relevant changes affecting the Common Stock).

        Federal Income Tax Consequences.  The following is a brief summary of the Federal income tax consequences of awards made under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        Performance Shares.  A participant will not realize taxable income upon the grant of a performance share award. When the performance shares are earned and paid, the participant will realize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares). The Company will be entitled to a tax deduction at the same time and in the same amount.

        Incentive Stock Options.  A participant will not realize taxable income upon the grant or exercise of an ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long-term capital gain (loss). In such circumstances, no deduction will be allowed to the Company for Federal income tax purposes.

        If ISO Shares are disposed of before the expiration of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to a tax deduction at the same time and in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

        Non-Qualified Stock Options.  A participant will not realize taxable income upon the grant of a non-qualified stock option. When a non-qualified stock option is exercised, the participant generally will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the price paid for the shares. The Company will be entitled to a tax deduction at the same time and in the same amount. Any further gain or loss realized by the participants after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

        Stock Appreciation Rights.  A participant will not realize taxable income upon the grant of an SAR. When an SAR is exercised, the participant will generally realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a tax deduction at the same time and in the same amount. If the participant receives Common Stock upon exercise of an SAR, the post-exercise gain or loss will be treated as discussed above under Non-Qualified Stock Options.

        Restricted Stock.  A participant who receives restricted stock generally will realize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a tax deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale will generally begin when the restriction period expires, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

        However, a participant may elect, under Section 83(b) of the Code, within 30 days of the grant of the stock, to realize ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will equal the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company will be entitled to a tax deduction at the date of grant in an amount equal to the ordinary income realized by the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares.

        Restricted Units.  A participant will not realize taxable income when restricted units or dividend equivalents are credited to the participant's account. The participant will realize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid in accordance with the Plan. The Company will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

        Because the awards to individual participants may vary from year to year at the discretion of the Committee and any payment of performance share awards will be contingent on the attainment of Performance Objectives established for such Performance Period by the Committee, the amounts payable to eligible participants under the Plan for any calendar year during which the Plan is in effect cannot be determined. The Long-Term Incentive Plan Payouts column of the Summary Compensation Table (page 10) contains the estimated amounts that were payable for 2002 to each of the Named Executives. The 2002 payouts for all current executive officers as a group (including the Named Executives) and all other employees as a group are estimated to be $1,963,390 and $771,823, respectively. The Option/SAR Grants in Last Fiscal Year table (page 11) contains information about SAR awards that were granted in 2002 to each of the Named Executives. The 2002 grants for all current executive officers as a group (including the Named Executives) and all other employees as a group were 480,000 SARs and 0 SARs, respectively. The Long-Term Incentive Plan — Awards in Last Fiscal Year table (page 12) contains information about performance share awards that were granted in 2002 to each of the Named Executives. The 2002 grants for all current executive officers as a group (including the Named Executives) and all other employees as a group were 146,300 performance shares and 42,620 performance shares, respectively. Non-employee directors do not participate in the Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information regarding the Common Stock of the Company that is authorized for issuance under various equity compensation plans as of December 31, 2002:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2002 (a)		Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2002 (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) as of December 31, 2002 (c)
Equity compensation plans approved by share owners	2,628,082	(1)	$23.48 (2)	2,132,600 (3)
Equity compensation plans not approved by share owners	1,456,758	(4)	Not Applicable	Not Applicable (5)
Total	4,084,840	(1)(4)	$23.48 (2)	2,132,600 (3)(6)
(1)	Includes (a) 918,823 shares of Common Stock issuable with respect to outstanding SARs granted under the 1997 Plan and 580,000 shares of Common Stock issuable with respect to outstanding SARs granted under the Company's 1996 Stock Incentive Plan (the "1996 Stock Plan") (assuming, for this purpose, that one share of Common Stock will be issued with respect to each outstanding SAR), (b) 540,689 shares of Common Stock issuable with respect to outstanding performance SARs granted under the 1997 Plan (assuming maximum earn-out of the awards, and assuming for this purpose that one share of Common Stock will be issued with respect to each outstanding performance SAR), and (c) 588,570 shares of Common Stock issuable with respect to outstanding performance share awards granted under the 1997 Plan (assuming maximum earn-out of the awards).
(2)	Based on exercise prices of outstanding SARs and performance SARs (assuming maximum earn-out of performance SAR awards).

(3)	Includes 1,736,736 shares of Common Stock available for future issuance under the 1997 Plan, and 395,864 shares of Common Stock available for future issuance under the 1996 Stock Plan. The 1996 Stock Plan has been amended to provide that if the Plan is approved by the share owners, no future grants will be made under the 1996 Stock Plan, and shares of Common Stock will be issuable thereunder only with respect to the outstanding SARs granted thereunder.
(4)	Includes (a) 61,299 shares of Common Stock issuable with respect to stock equivalents pursuant to the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, (b) 1,170,895 shares of Common Stock issuable with respect to stock equivalents pursuant to the Company's Deferred Compensation Plan for Officers, (c) 90,322 shares of Common Stock issuable with respect to stock equivalents pursuant to the Company's Producer Deferred Compensation Plan, and (d) 134,242 shares of Common Stock issuable with respect to stock equivalents pursuant to the Company's Deferred Compensation Plan for Sales Managers, Agents and Representatives.
(5)	The plans listed in Note 4 do not currently have limits on the number of shares of Common Stock issuable thereunder. The total number of shares of Common Stock that may be issuable thereunder will depend upon, among other factors, the deferral elections made by participants in such plans.
(6)	Plus any shares that become issuable under the plans listed in Note 4.

      Under the Company's Deferred Compensation Plan for Officers (which has been in effect since 1994), officers of the Company may elect to defer until a specified date all or any portion of their AIP bonuses and/or Common Stock compensation. Cash amounts may be deferred into a Common Stock equivalent or an interest-bearing equivalent. Stock compensation may only be deferred as Common Stock equivalents. Amounts deferred into the interest-bearing equivalent are payable in cash; amounts deferred as Common Stock equivalents are payable as shares of Common Stock. Both the AIP and the long-term incentive plans pursuant to which Common Stock compensation is paid have been previously approved by the share owners. Over 85% of the Common Stock equivalents under the Deferred Compensation Plan for Officers are attributable to deferred Common Stock compensation.

        Independent insurance producers of Protective Life Insurance Company may elect to defer until a specified date all or any portion of their commissions and other compensation with respect to sales of certain Protective Life insurance products under the Company's Producer Deferred Compensation Plan. A producer may elect for deferrals to be treated as invested in a Common Stock equivalent or in several mutual fund investments. Producers who meet certain insurance production criteria receive matching contributions in Common Stock equivalents. Amounts deferred into mutual fund equivalents are payable in cash; amounts deferred as Common Stock equivalents are payable as shares of Common Stock.

        Certain independent regional sales managers and other insurance representatives may elect to defer until a specified date all or any portion of their commissions and other compensation from the Company under the Company's Deferred Compensation Plan for Sales Managers, Agents, and Representatives. A regional sales manager may elect for deferrals to be treated as invested in a Common Stock equivalent or an interest-bearing equivalent. A regional sales manager who elects to defer a special supplemental bonus into a Common Stock equivalent will be allocated a matching contribution into the Common Stock equivalent. Amounts deferred into the interest-bearing equivalent are payable in cash; amounts deferred as Common Stock equivalents are payable as shares of Common Stock.

        For a description of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, see page 6 above.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining systems of internal controls and for the preparation of the financial statements and other financial information included in the Company's Annual Report. In fulfilling its oversight responsibilities, the Committee reviewed the consolidated financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent accountants the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee recommended the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003, and the Board so appointed PricewaterhouseCoopers LLP.

AUDIT COMMITTEE
James S. M. French, Chairman William J. Cabaniss, Jr. J. Gary Cooper H. Corbin Day Donald M. James Susan Molinari Michael Warren, Jr.

FEES FOR PROFESSIONAL SERVICES
OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

        The following table shows the aggregate fees billed by PricewaterhouseCoopers LLP for 2002 and 2001 with respect to various services provided to the Company and its subsidiaries.

	2002	2001

Audit	$1.7 Million	$1.3 Million
Audit Related	$0.4 Million	$0.1 Million
Tax	$1.0 Million	$1.5 Million
All Other	$0.3 Million	$0.6 Million
Total	$3.4 Million	$3.5 Million

        Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits of subsidiaries, issuance of comfort letters, consents, income tax provision audit procedures, and assistance with review of documents filed with the SEC and other regulatory authorities.

        Audit Related fees were for assurance and related services related to employee benefit plan audits, due diligence and accounting consultations in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

        Tax fees were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with and representation in tax audits and appeals, advice related to acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

        All Other fees were primarily for internal audit services. No internal audit services were provided after June 30, 2002.

        The engagement of PricewaterhouseCoopers LLP to render audit and non-audit services for the Company and its subsidiaries for the period ended February 15, 2004, was approved by the Audit Committee on January 8, 2003.

PROPOSAL 3: RATIFY APPOINTMENT
OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

        Upon the recommendation of the Audit Committee, which is composed of independent non-employee directors, the Board of Directors has appointed PricewaterhouseCoopers LLP, a firm of independent public accountants, as independent accountants for the Company and its subsidiaries for 2003. This firm or its predecessor has served as independent accountants for the Company and its predecessor since 1974. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Share Owners and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by share owners.

        In evaluating the selection of PricewaterhouseCoopers LLP as principal independent accountants for the Company and its subsidiaries, the Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independent accountants' independence and has determined that such services have not affected PricewaterhouseCoopers LLP's independence. It has reviewed the non-audit services which were performed in 2002 and determined that they were consistent with Company policy. The Audit Committee also has considered generally the non-audit professional services that PricewaterhouseCoopers LLP will likely be asked to provide for the Company during 2003, and the effect which performing such services might have on audit independence.

        Vote Required.  The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

HOUSEHOLDING

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple share owners who share the same last name and address and who do not participate in electronic delivery may receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

        If you wish to continue to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you upon request. You may request multiple copies by notifying us in writing or by telephone at: Protective Life Corporation, Attn: Investor Relations (1-4CA), P. O. Box 2606, Birmingham, AL 35202, Telephone: (205) 268-3573. You may revoke your consent to householding by notifying us at least thirty days before the mailing of proxy materials in March of each year.

        If you share an address with another share owner and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the address or telephone number given above.

OTHER INFORMATION

        Annual Reports Available. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, will be furnished without charge to any share owner upon request. Requests for copies should be directed to: Share Owner Relations, Protective Life Corporation, P. O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 268-3573, FAX (205) 268-3541. Copies may also be requested through the Internet from the Company's World Wide Web site (www.protective.com). The Company's Annual Report on Form 10-K is also electronically accessible through the Internet from the "EDGAR Database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (www.sec.gov).

        Share Owner Proposals and Nominations for the 2003 Annual Meeting.  In order to be included in the proxy materials for the Company's 2004 Annual Meeting of Share Owners, any proposals of share owners intended to be presented at the 2004 Annual Meeting of Share Owners must have been received in written form by the Company's Secretary at the principal office of the Company on or before November 21, 2003. Also, under our By-laws, nominations for director or other business proposals to be addressed at the meeting may be made by a share owner entitled to vote who has delivered a notice to the Company's Secretary no later than the close of business on March 5, 2004 and not earlier than close of business on February 5, 2004. The notice must contain the information required by the By-laws. Copies of our By-laws may be obtained from the Company's Secretary. Requests for copies should be directed to: Corporate Secretary, Protective Life Corporation, P. O. Box 2606, Birmingham, Alabama 35202. These advance notice provisions are in addition to, and separate from, the requirements that a share owner must meet in order to have a proposal included in the Proxy Statement under the rules of the Securities and Exchange Commission.

APPENDIX A

PROTECTIVE LIFE CORPORATION
LONG-TERM INCENTIVE PLAN
(As Amended and Restated as of May 5, 2003)

1.    Purpose.    The purpose of the Protective Life Corporation Long-Term Incentive Plan is to further the long-term growth in profitability of Protective Life Corporation by offering long-term incentives to those key executives, officers and employees who will be largely responsible for such growth.

2.    Definitions.

        "Award" shall mean any grant or award under the Plan.

        "Award Period" shall mean the period of calendar years fixed by the Committee with respect to all Performance Share Awards with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired employee may be for such lesser period as determined by the Committee.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company or any Subsidiary.

        "Change in Control" shall mean the occurrence of any of the following events: (i) a transaction or acquisition as identified in the Company's Rights Agreement, as in effect from time to time, (ii) the consummation of any consolidation, merger or similar transaction or purchase of securities of the Company pursuant to which (x) the members of the Board immediately prior to such transaction do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company, or (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

        "Change in Control Price" shall mean the greater of (i) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (ii) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash), except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be the Fair Market Value on the date on which the cash out described in Section 10(a) occurs.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Committee" shall mean the Compensation and Management Succession Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of

Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

        "Common Stock" shall mean the common stock, par value $0.50 per share, of the Company.

        "Company" shall mean Protective Life Corporation, a Delaware corporation.

        "Date of Grant" with respect to a Performance Share Award shall mean as of January 1 of the year in which such Award is made.

        "Disability" shall mean long-term disability as defined under the terms of the Company's qualified pension plan.

        "Eligible Employee" shall mean any person (including any officer) employed by the Company or any Subsidiary on a full-time salaried basis.

        "Employment" shall mean continuous and regular salaried employment with the Company or a subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence and any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former subsidiary of the Company.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Executive Officer" shall mean any person who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

        "Fair Market Value" of the Common Stock shall mean (i) with respect to Performance Shares, the average of the daily closing prices for a share of the Common Stock for the twenty trading days prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or, if the Common Stock is not listed on any such exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or (ii) with respect to other Awards, on any date, the closing price of a share of Common Stock, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation, provided that, in the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

        "Incentive Stock Option" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

        "Interim Period" shall mean a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

        "Nonstatutory Stock Option" shall mean an Option which is not intended to be an Incentive Stock Option.

        "Normal Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

        "Option" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions imposed by the Plan or the Committee.

        "Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

        "Performance Share" shall mean the equivalent of one share of Common Stock granted under Section 6 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

        "Plan" shall mean the Protective Life Corporation Long-Term Incentive Plan as set forth herein and as may be amended from time to time.

        "Restricted Period" shall mean the period during which a grant of Restricted Stock or Restricted Units is sub-ject to forfeiture.

        "Restricted Stock" shall mean any Award of Common Stock granted under Section 9 which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

        "Restricted Unit" shall mean any Award of a contractual right granted under Section 9 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

        "Section 162(m)" shall mean Section 162(m) of the Code.

        "Stock Appreciation Right" shall mean any Award of a contractual right granted under Section 8 to receive cash, Common Stock or a combination thereof.

        "Subsidiary" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3.    Administration of the Plan.

        The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority to select the Eligible Employees who are to participate in the Plan, to determine the Awards to be made to each Eligible Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

        The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and its determination of any conditions applicable to Awards or the granting of Awards to specific Participants shall be conclusive and binding on all Participants.

        In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust performance criteria to recognize special or nonrecurring situations or circumstances for the Company or any other corporation or entity for any year.

        The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

        The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

4.    Maximum Amount of Shares Available for Awards.

        (a)    Maximum Number of Shares.    The maximum number of shares of Common Stock that may be issued under the Plan shall be a total of 2,500,000 shares of Common Stock plus the number of shares of Common Stock remaining available for issuance under the Plan as of May 5, 2003. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. Notwithstanding the foregoing, but subject to the provisions of Section 4(c), in no event shall (i) the number of shares of Common Stock issued under the Plan with respect to Restricted Stock or Restricted Units exceed 400,000 shares of Common Stock and (ii) any Participant receive Awards in any calendar year for more than an aggregate of 400,000 Performance Shares, Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Units.

        (b)    Shares Available for Issuance.    Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for another purpose. If any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award except in the case of the exercise of a Stock Appreciation Right granted in tandem with an Option. In addition, if any Award in respect of shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

        (c)    Adjustment for Corporate Transactions.    If the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Awards under the Plan, (ii) the number and kinds of shares subject to outstanding Options and other Awards and (iii) the grant, exercise, base or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. However, the number of shares subject to any Option or other Award shall always be a whole number.

5.    Participation.    Participants in the Plan shall be selected by the Committee from those Eligible Employees who, in the judgment of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

6.    Performance Shares.

        (a)    Performance Share Awards.

                (1)    After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Eligible Employees to receive Performance Share Awards in any year as of the Date of Grant. Any

Eligible Employee may be granted more than one Performance Share Award under the Plan, but no Eligible Employee may earn, in the aggregate, more than 50% of the Performance Shares which are the subject of the Plan. An Award of Performance Shares hereunder shall not be made unless such Award is in compliance with all applicable law.

                (2)    No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time the Committee determines the form of payment of Performance Shares pursuant to this Section 6.

                (3)    Payment of a Performance Share Award to any Participant shall be made in accordance with this Section 6 and shall be subject to such conditions for payment as the Committee may prescribe. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of income per share, return on equity, economic value added, total return, sales or revenues, or on other reasonable bases. Unless the Committee otherwise determines at the time of grant of Performance Shares to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a division or subsidiary or based on comparative performance relative to other companies: (i) income per share, (ii) return on equity, (iii) economic value added, (iv) total return, (v) sales or revenues, or (vi) other reasonable bases; provided that to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) through (v) above. The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Performance Shares to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to subsidiary or division performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Performance Shares or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

                (4)    Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and, if so, the length of the Interim Period.

        (b)    Payment of Performance Share Awards.    Each Participant who is granted a Performance Share Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Performance Share Award, the Committee shall decide whether there will be an Interim Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted a Performance Share Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of the Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

        Unless otherwise directed by the Committee, payment of Performance Share Awards shall be made, as promptly as possible, by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Performance Share Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant's employer is required to withhold on account of such payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state, and local taxes which the Participant's employer is required to withhold on account of such payment. There shall be deducted from the cash portion of all Performance Share Award payments all taxes to be withheld with respect to such Awards.

        For payment of each Performance Share Award, the number of shares of Common Stock to be distributed to the Participant shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share.

        (c)    Death or Disability.    If, prior to the close of an Award Period, a Participant's Employment terminates by reason of his or her death or Disability, payment of his or her outstanding Performance Share Awards shall be made as promptly as possible after death or the date of the determination of Disability, and the number of Performance Shares for each Award to be paid shall be computed by (i) determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the date of death or the date of determination of Disability (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period); (ii) multiplying the number determined pursuant to clause (i) by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Eligible Employee, and the denominator of which is the number of months in the Award Period; and (iii) reducing the resulting product by any Performance Shares for which payment has been made with respect to any Interim Period during such Award Period. For purposes of this Section 6(c), the Fair Market Value of the Common Stock shall be based on the twenty trading days immediately preceding the date of death or the date of the determination of Disability. Except as provided in Section 6(g), payments for Awards awarded in the year Employment terminates by reason of death or Disability shall be paid at the same percentage as an Award awarded in the year immediately preceding the year of death or Disability.

        (d)    Retirement Prior to Close of Award Period.    Unless otherwise determined by the Committee, if, prior to the close of an Award Period, a Participant's Employment terminates by reason of retirement on or after the Participant's Normal Retirement date or prior to the Participant's Normal Retirement date if such retirement was at the request of his or her employer, payment of the Participant's outstanding Performance Share Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in Section 6(c), using the effective date of retirement in place of the date of death or the date of determination of Disability.

        (e)    Termination Under Certain Circumstances.    If, prior to the close of an Award Period, a Participant's Employment terminates by reason of (i) retirement prior to the Participant's Normal Retirement date and such retirement was at the request of the Participant and approved by his of her employer, (ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his or her outstanding Performance Share Awards shall be within the exclusive discretion of the Committee. Payment, if any, of Performance Share Awards to such Participant shall be made as promptly as possible after one of the events described in the preceding sentence of this Section 6(e) occurs and the amount of such payment shall be computed in the same manner as in Section 6(c), using the effective date that such event occurs in place of the date of death or the date of determination of Disability.

        (f)    Voluntary Termination or Discharge.    If, prior to the close of an Award Period, a Participant's Employment terminates and there is no payment due under Sections 6(c), (d), (e) or (h) or Section 10, all of such Participant's outstanding Performance Shares shall forthwith and automatically be cancelled and all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

        (g)    Interpretation.    Any Plan provision to the contrary notwithstanding, if any Award of Performance Shares is intended, at the time of grant, to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, (i) the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as performance-based compensation and (ii) if an Executive Officer's Employment terminates by reason of retirement on or after the Participant's Normal Retirement date or prior to the Participant's Normal Retirement date if such retirement was at the request of his or her employer, the payment, if any, with respect to any Performance Shares awarded since the December 31 immediately preceding the date of termination of Employment shall be made as promptly as possible after the end of the year in which such termination occurs, and the number of Performance Shares to be paid shall be equal to that percentage, if any, of such Award that would have been earned if, based on the conditions set by the Committee for payment of Awards for the subject Award Period, the subject Award Period had ended as of December 31 of the year in which the termination occurred, times a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Eligible Employee, and the denominator of which is the number of months in the Award Period.

        (h)    Payment Upon Plan Termination.    Payment of all Performance Share Awards outstanding at the date of termination of the Plan shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 6(c), using the effective date of the termination of the Plan in place of the date of death or the date of determination of Disability.

7.    Stock Options.

        (a)    Grant.    Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options and Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. Options shall not be exercisable after the expiration of ten years from the date of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code.

        (b)    Option Price.    The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant, except that, for purposes of satisfying the foregoing requirement with respect to a Nonstatutory Stock Option, the Committee may elect to credit against the exercise price payable by a Participant the value of any compensation otherwise payable to the Participant under the terms of the Company's compensation practices and programs which is surrendered, foregone or exchanged pursuant to such rules or procedures as the Committee shall establish from time to time.

        (c)    Exercise.    Each Option may be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of federal or state securities laws. No shares of Common Stock shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

        (d)    Termination of Employment.    Unless the Committee shall otherwise determine at or after the date of grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 7(d). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) early retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of Normal Retirement or early retirement with consent and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after the date of grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or if, after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the date of grant) following the date of such termination, but in no event after the date the Option otherwise expires.

8.    Stock Appreciation Rights.

        (a)    Grant of Stock Appreciation Rights.    Subject to the provisions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time the Option is granted or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 7(b).

        (b)    Exercise of Stock Appreciation Rights.    A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change in Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after the date of grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable. Unless the Committee shall establish a different exercise schedule at or after the date of grant, each Stock Appreciation Right shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date of grant.

        (c)    Termination of Employment.    Unless the Committee shall

otherwise determine at or after the date of grant, a Stock Appreciation Right shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 8(c). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) early retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of Normal Retirement or early retirement with consent and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after the date of grant), but in no event after the date the Stock Appreciation Right otherwise expires. If a Participant's Employment is terminated for Cause (or if, after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Stock Appreciation Rights held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the date of grant of such Stock Appreciation Right) following the date of such termination, but in no event after the date the Stock Appreciation Right otherwise expires.

9.    Restricted Stock and Restricted Units.

        (a)    Grant of Restricted Stock or Restricted Units.    Subject to the provisions of the Plan, the Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

        (b)    Termination of Employment.    Unless the Committee otherwise determines at or after the date of grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 9(b). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) early retirement with the consent of the Committee or (iv) Normal Retirement, any restrictions on an Award of Restricted Stock or Restricted Units shall lapse. Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award as to which the Restricted Period has not lapsed at the date of a Participant's termination of Employment for any reason not described in the preceding sentence shall be forfeited as of such date.

        (c)    Delivery of Shares.    Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock, except as otherwise provided in Section 11(a). Payment for Restricted Stock shall be made by the Company in shares of Common Stock. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

        (d)    Restricted Period; Restrictions on Transferability during Restricted Period.    Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any Award of Restricted Stock or Restricted Units shall lapse, and the shares of Common Stock related to such Award shall become freely transferable, as to an equal amount of shares of Restricted Stock or Restricted Units on each of the first five (5) anniversaries of the date of grant. Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. At or after the date of grant, the Committee may accelerate the vesting of any Award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such Award.

        (e)    Rights as a Stockholder; Dividend Equivalents.    Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

10.  Change in Control.

        (a)    Accelerated Vesting and Payment.    Subject to the provisions of Section 10(b), in the event of a Change in Control, each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable; and the Restricted Period applicable to all shares of Restricted Stock or Restricted Units shall expire and all such shares shall become nonforfeitable and immediately transferable.

        (b)    Alternative Awards.    Notwithstanding the provisions of Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

                  (i)    be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

                 (ii)    provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

                (iii)    have substantially equivalent economic value to such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

                 (iv)    have terms and conditions which provide that if the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

        For this purpose, a constructive termination shall mean a termination of employment by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

        (c)    In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of his or her Performance Share Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned for each Award shall be computed by determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the Change in Control (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period), provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable Award letter) with respect to such Award. Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount based upon the Change in Control Price.

11.  General Provisions.

        (a)    Withholding.    The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable pursuant to an Award) to satisfy, in whole or in part, the amount required to be withheld.

        (b)    Awards.    Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

        (c)    Cancellation of Performance Shares.    With the written consent of a Participant holding Performance Shares granted to him or her under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall immediately terminate.

        (d)    No Assignment of Interest.    Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar arrangement for the benefit of such immediate family members (collectively, the "Permitted Transferees"), an Award or interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to the Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the General Counsel for the Company. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or, if applicable, the Permitted Transferees.

        (e)    Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

        (f)    Employment Rights.    An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of the Participant's employer to terminate his or her employment at any time.

        (g)    Expenses.    The expenses of administering the Plan shall be borne by the Company.

        (h)    No Rights to Awards, No Shareholder Rights.    No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

        (i)    Construction of the Plan.    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

        (j)    Legend.    To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

  "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Protective Life Corporation Long-Term Incentive Plan and the Award Agreement, dated as of                         , between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until                         ."

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

        (k)    Effective Date.    The Plan is a continuation of the Company's 1997 Long-Term Incentive Compensation Plan. The Plan, as amended and restated herein, shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after December 31, 2012.

        (l)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

    (i)
    increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

    (ii)
    change the exercise price at which Options may be granted, or the base price at which Stock Appreciation Rights may be granted;

    (iii)
    change the definition of Performance Share; or

    (iv)
    remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

        (m)    Amendment of Awards.    The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that (i) no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant, (ii) no outstanding Option may be altered in a manner that reduces the exercise price (except as provided in Section 4(c)), and (iii) no outstanding Stock Appreciation Right may be altered in a manner that reduces the base price (except as provided in Section 4(c)).

        (n)    Application of Proceeds.    The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

        (o)    Compliance with Legal and Exchange Requirements.    The Plan, the grant and exercise of Awards hereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may (i) postpone the exercise of Awards, the issuance or delivery of Common Stock under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation, (ii) require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, and (iii) pay the Participant, in lieu of shares of Common Stock, cash in an amount based upon the Fair Market Value of a share of Common Stock as of the date shares of Common Stock would otherwise be issuable with respect to an Award. The Company shall not be obligated to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, and regulations. Any postponement of the exercise or settlement of any Award under this Section 11(o) shall not extend the term of such Award, and the Company, its officers and employees, the Board and the Committee shall have no obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) because of any actions taken pursuant to the provisions of this Section 11(o).

        (p)    Deferrals.    The Committee may postpone the exercise of Awards, the issuance or delivery of Common Stock under any other Award or any other action under the Plan to prevent the Company or any of its Subsidiaries from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option.

        (q)    Gender and Number.    Except when otherwise indicated by

the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

        IN WITNESS WHEREOF, the Company has executed this document as of March 3, 2003.

PROTECTIVE LIFE CORPORATION
by:

John D. Johns Chairman of the Board, President and Chief Executive Officer

PROTECTIVE LIFE CORPORATION
ATTN: INVENTORY SUPPLY ROOM
2801 HIGHWAY 280 SOUTH
BIRMINGHAM, AL 35223

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protective Life Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        PTCTV1        KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTECTIVE LIFE CORPORATION

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

Vote On Directors

1.	To elect, as Directors of Protective Life Corporation, the nominees listed below.
	01)	William J. Cabaniss, Jr.
	02)	John J. McMahon, Jr.
	03)	James S. M. French
	04)	John D. Johns
	05)	Donald M. James
	06)	J. Gary Cooper
	07)	H. Corbin Day
	08)	W. Michael Warren, Jr.
	09)	Susan Molinari
	10)	Malcolm Portera
For All	Withhold All	For All Except
/ /	/ /	/ /
To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Vote On Proposals

		For	Against	Abstain
2.	Proposal to approve the Protective Life Corporation Long-Term Incentive Plan.	/ /	/ /	/ /
3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.	/ /	/ /	/ /
4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	/ /	/ /	/ /

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned share owner(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box        / /
and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROTECTIVE LIFE CORPORATION
Annual Meeting of Share Owners — May 5, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned share owner(s) of Protective Life Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 21, 2003, and hereby appoint(s) JOHN D. JOHNS and DEBORAH J. LONG, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Share Owners of Protective Life Corporation, to be held May 5, 2003 at 10:00 A.M., Central Daylight Time, at Protective Life Corporation, 2801 Highway 280 South, Birmingham, AL 35223, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side and as further described in the Proxy Statement for such meeting.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

QuickLinks

NOTICE OF 2003 ANNUAL MEETING OF SHARE OWNERS
TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
Information About the Nominees
ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
DIRECTOR'S COMPENSATION
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHARE OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
OTHER PLANS AND ARRANGEMENTS
COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE COMPARISON
PROPOSAL 2: APPROVE THE COMPANY'S LONG-TERM INCENTIVE PLAN
REPORT OF THE AUDIT COMMITTEE
FEES FOR PROFESSIONAL SERVICES OF THE COMPANY'S INDEPENDENT ACCOUNTANTS
PROPOSAL 3: RATIFY APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS
HOUSEHOLDING
OTHER INFORMATION
APPENDIX A
PROTECTIVE LIFE CORPORATION LONG-TERM INCENTIVE PLAN (As Amended and Restated as of May 5, 2003)